SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 7, 2023
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2023, Bread Financial Holdings, Inc. (the “Company”) entered into a credit agreement (the “New Credit Agreement”) with certain of its subsidiaries, as guarantors (the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent, and other financial institutions (together, the “lenders”), pursuant to which such lenders have agreed to provide a $700 million senior unsecured revolving credit facility (the “New RCF Facility”) and a $575 million senior unsecured delayed draw term loan facility (the “New Term Loan Facility” and together with the New RCF Facility, the “Facilities”) on terms and subject to conditions set forth in the New Credit Agreement. The effectiveness of the New Credit Agreement, and the Company’s ability to borrow under either Facility, will be subject to customary closing conditions and, in addition, that the Company shall have (i) incurred, established or issued an aggregate of at least $1.55 billion in aggregate principal amount (or in the case of common or preferred equity, gross proceeds) in the form of (a) term or revolving loan commitments (which may include the Facilities), (b) equity or equity-related securities and/or (c) unsecured debt securities ((b) and (c) together “capital markets transactions”) at or prior to 11:59 p.m., New York City time, on September 5, 2023; provided that the aggregate principal amount (or in the case of common or preferred equity, gross proceeds) of the capital markets transactions shall not be less than $250 million and (ii) repaid in full, and terminated the commitments to lending under, the Company’s existing credit agreement, by and among the Company as borrower, certain of the Company’s subsidiaries as guarantors, the banks party thereto and Wells Fargo Bank, N.A. as administrative agent, dated June 14, 2017, as amended, supplemented or otherwise modified from time to time (the “Existing Credit Agreement”). There can be no guarantee that we will fulfill such conditions on or before September 5, 2023 or that the New Credit Agreement will become effective.

Borrowings under the New Credit Agreement will bear interest at an annual rate equal to, at our option, either (a) Term SOFR plus a credit adjustment spread and the applicable margin ranging from 1.75% to 2.75%, dependent upon the ratio of our (i) consolidated tangible net worth to (ii) consolidated total assets, minus the sum of intangible assets and goodwill (the “TCE Ratio”), (b) Daily Simple SOFR plus a credit adjustment spread and the applicable margin ranging from 1.75% to 2.75%, dependent upon the TCE Ratio or (c) a base rate set forth in the New Credit Agreement plus the applicable margin ranging from 0.75% to 1.75%, dependent upon our TCE Ratio.

The New Credit Agreement will provide an uncommitted $700 million accordion feature that will allow the Company to request (x) one or more new term loan facilities, or (y) an increase to the Facilities, which, if provided, may be allocated between the New RCF Facility and the New Term Loan Facility at the option of the Company.

The Facilities will be subject to certain events of default which can be triggered by, among other things, failing to meet the financial covenants, which include maintaining (a) a minimum amount of unrestricted cash and eligible cash equivalents of the Company and the Guarantors, together with unused commitments under the New RCF Facility, of at least $150 million , (b) a common equity tier 1 capital ratio of not less than 10% at any time for each of the Company’s subsidiaries that is an insured depository institution, (c) a maximum average delinquency ratio for the managed receivables of Comenity Bank and Comenity Capital Bank of 4.50% for the most recently ended three consecutive calendar months ending on the last day of any fiscal quarter and (d) a consolidated tangible net worth of not less than the sum of (i) 70% of consolidated tangible net worth as of the end of the fiscal quarter ended March 31, 2023 (the “Measurement FQ”), plus (ii) 25% of cumulative net income of the Company and its consolidated subsidiaries determined in accordance with GAAP for each fiscal quarter commencing with the first fiscal quarter subsequent to the Measurement FQ (excluding any fiscal quarter in which net income of the Company and its consolidated subsidiaries is negative), plus

(iii) 25% of the aggregate net cash proceeds received by the Company in consideration for the issuance of capital stock of the Company (other than issuances to (x) any subsidiary or (y) any current or former director, officer or employee, or estate, heir or family member thereof, or otherwise in connection with an employee benefit plan or similar arrangement) after the end of the Measurement FQ, in each case, on terms and subject to conditions to be set forth in the New Credit Agreement.

The Facilities will mature on the date that is three years after the signing of the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Report of Form 8-K to be filed on the date of effectiveness of the New Credit Agreement.

Upon effectiveness, the New Credit Agreement will replace our existing credit agreement, by and among the Company as borrower, certain of the Company’s subsidiaries as guarantors, the banks party thereto and Wells Fargo Bank, N.A. as administrative agent, dated June 14, 2017, as amended, supplemented or otherwise modified from time to time (as amended, the “Existing Credit Agreement”). We intend to use a portion of the proceeds from the offering of convertible notes announced today, together with cash on hand, to repay all outstanding loans, and terminate all remaining commitments, under the Existing Credit Agreement. As of June 7, 2023, there was an aggregate of $531 million outstanding under the term loan facility under the Existing Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the New Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On June 8, 2023, the Company issued a press release announcing an offering of convertible notes (the “Convertible Notes”) and a press release announcing an offer to repurchase for cash any and all of the Company’s outstanding 4.750% Senior Notes due 2024. A copy of each of these press releases is attached hereto as Exhibits 99.1 and 99.2, respectively, which are incorporated herein by reference.

This Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Convertible Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

99.1	Press release announcing the convertible notes offering, dated June 8, 2023.

99.2	Press release announcing the commencement of the offer to purchase any and all of the Company’s outstanding 4.750% senior notes due 2024, dated June 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: June 8, 2023	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary